UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2017

CESCA THERAPEUTICS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-82900	94-3018487

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2711 Citrus Road, Rancho Cordova, California		95742

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (949) 753-0624

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2017, the Board of Directors (the “Board”) of Cesca Therapeutics Inc. (the “Company”) approved the following actions and grants relating to the Company’s executive compensation programs upon the recommendation of the Compensation Committee of the Board: (i) the Board approved an amendment to the Cesca Therapeutics Inc. 2016 Equity Incentive Plan, as amended (the “2016 Plan”), to increase the number of shares of Company common stock available for the grant of awards thereunder and to make certain other changes thereto, (ii) the Board approved an employment agreement for Dr. Xiaochun (Chris) Xu, the Company’s Chairman, President, and Chief Executive Officer, and (iii) the Board approved an amendment to the employment agreement of Ms. Vivian Liu, the Company’s Chief Operating Officer, all as described in more detail below.

Approval of Amendment to Company 2016 Equity Incentive Plan

On November 13, 2017, the Board approved and adopted an amendment (the “Plan Amendment”) to the 2016 Plan to increase the aggregate number of shares that may be issued under the 2016 Plan from 600,000 shares to 1,325,000 shares. The Plan Amendment also increased the per-year individual cap on stock options, stock appreciation rights, and share-denominated performance awards from 215,000 shares to 400,000 shares in the aggregate, and it increased the annual cap on share-denominated awards that may be granted to non-employee directors from 13,500 shares to 20,000 shares per director per year. The Plan Amendment also increased the number of incentive stock options that may be granted under the 2016 Plan to 1,325,000 shares in the aggregate. The Plan Amendment will be null and void if not approved by the Company’s stockholders prior to November 13, 2018. The foregoing description of the Plan Amendment is qualified in its entirety by reference to the actual text of the Plan Amendment attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Approval of Employment Agreement with Dr. Xu

On November 13, 2017, the Board elected Dr. Xu as President and Chief Executive Officer of the Company (transitioning from interim Chief Executive Officer) and approved and entered into an Executive Employment Agreement with Dr. Xu (the “Employment Agreement”). Dr. Xu has been serving as the Company’s interim Chief Executive Officer since November 4, 2016.

The Employment Agreement provides that Dr. Xu will be entitled to a base salary of $460,000 per annum and that Dr. Xu will devote at least of a majority of his full working time and efforts to the affairs of the Company. Pursuant to the Employment Agreement, Dr. Xu will be granted, on a date determined by the Compensation Committee of the Board (but no later than December 29, 2017), an option to purchase up to 300,000 shares of Company common stock under the 2016 Plan, as amended. Provided that the Plan Amendment is approved by the Company’s stockholders before November 13, 2018, the option will vest as to 20% of the option shares on December 31, 2018 and as to an additional 20% on December 31 of each of the four ensuing years thereafter until vested in full. The option will terminate without vesting if the Plan Amendment is not approved by the Company’s stockholders before November 13, 2018. The option will have an exercise price per share equal to the fair market value of the Company’s common stock on the grant date, subject to adjustment as set forth in the 2016 Plan and the applicable award agreement, and the option will expire on the 10th anniversary of the grant date and be otherwise subject to the terms and conditions (including early termination provisions) of the 2016 Plan and the applicable award agreement.

Under the Employment Agreement, Dr. Xu is eligible to receive a performance bonus equal to a percentage of his base salary based on performance against annual objectives at the discretion of the Board (“STI award”). The target percentage is 60%, but the actual percentage as determined by the Board may range from 0% to higher than 100% of his base salary.

The term of Dr. Xu’s employment under the Employment Agreement commenced on November 13, 2017, and will continue in effect until terminated by either Dr. Xu or the Company. Either of Dr. Xu or the Company may terminate the Employment Agreement at any time and for any reason. In the event that Dr. Xu’s employment is terminated by the Company without “Cause” or he resigns for “Good Reason” (each as defined in the Employment Agreement), he will be entitled to receive a sum equal to eighteen months of base salary in effect as of the termination date, a lump sum cash payment equal to one and a half times the most recently established and earned annual STI Award, all options to acquire Company common stock shall become vested as of the termination date, and the Company shall pay up to eighteen months of COBRA premiums. If Dr. Xu’s employment is terminated by the Company without Cause or he resigns for Good Reason, in each case, within three months prior to or eighteen months following certain changes in control of the Company, he will be entitled to receive a lump sum cash payment equal to thirty-six months of the base salary in effect as of the termination date, a lump sum cash payment equal to three times the most recently established and earned annual STI Award, all options to acquire Company common stock shall become vested as of the termination date, and the Company shall pay up to twenty four months of COBRA premiums.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the actual terms of the Employment Agreement attached hereto as Exhibit 10.2 and which is incorporated herein by reference.

Approval of Amendment to Employment Agreement of Vivian Liu

Effective November 13, 2017, the Company entered into an amendment to the Executive Employment Agreement, dated February 15, 2017, between the Company and Vivian Liu (the “Liu Amendment”). The Liu Amendment amended Ms. Liu’s Executive Employment Agreement by replacing a provision for the annual grant of 25,000 shares of restricted stock and 25,000 option with a single grant of an option to purchase up to 250,000 shares of the Company common stock. The option will be granted on such date as is determined by the Compensation Committee of the Board, but no later than December 29, 2017. Provided that the Plan Amendment is approved by the Company’s stockholders before November 13, 2018, the option will vest as to 20% of the option shares on each of the first five anniversaries of the grant date until vested in full. The option will terminate without vesting if the Plan Amendment is not approved by the Company’s stockholders before November 13, 2018. The option will be granted at an exercise price equal to the fair market value of the Company’s common stock on the date of grant, subject to adjustment as set forth in the 2016 Plan and the applicable award agreement, and the option will expire on the 10th anniversary of the grant date and be otherwise subject to the terms and conditions (including early termination provisions) of the 2016 Plan and the applicable award agreement.

The foregoing description of the Liu Amendment is qualified in its entirety by reference to the actual terms of the Liu Amendment attached hereto as Exhibit 10.3 and which is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
10.1	Amendment to the Cesca Therapeutics Inc. 2016 Equity Incentive Plan, effective November 13, 2017.

10.2	Executive Employment Agreement, dated November 13, 2017, between Cesca Therapeutics Inc. and Dr. Xiaochun (Chris) Xu.

10.3	Amendment No. 1, dated November 13, 2017, to Executive Employment Agreement between Vivian Liu and Cesca Therapeutics Inc.

10.4	Form of Stock Option Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CESCA THERAPEUTICS INC.

Dated: November 14, 2017	/s/ Vivian Liu
Vivian Liu, Chief Operating Officer